EXHIBIT 99.1

W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF
WESTERNBANK PUERTO RICO
REPORTS AN INCREASE OF 60% IN NET INCOME
FOR THE SECOND QUARTER ENDED JUNE 30, 2004

Mayagüez, Puerto Rico, July 20, 2004. W HOLDING COMPANY, INC. (NYSE: “WHI”), the financial holding company of WESTERNBANK PUERTO RICO, reported today its results for the three and six months ended June 30, 2004.

W Holding reported a net income of $41.0 million or $0.32 earnings per basic common share ($0.31 on a diluted basis) for the quarter ended June 30, 2004, as compared to a net income of $25.7 million or $0.20 earnings per basic common share ($0.19 on a diluted basis) for the same period in 2003, after giving effect to the three-for-two (3x2) stock split in the form of a stock dividend and a two percent (2%) stock dividend declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003. This is an increase of $15.4 million or 60% over the prior year quarter. The $25.7 million net income reported for the three months ended June 30, 2003, was affected by a loss on sale of securities of $7.0 million ($5.2 million net of tax) resulting from the liquidation of the Company’s portfolio of CBO’s and CLO’s on June 6, 2003, as previously reported. Excluding this $7.0 million loss ($5.2 million net of tax) for a more meaningful comparison against the 2004 second quarter results, net income for the second quarter of 2003 would have been $30.9 million, which when compared to the net income of $41.0 million for the second quarter of 2004 represents an increase of $10.1 million or 33% over the adjusted comparable quarter of 2003.

For the six months ended June 30, 2004, W Holding reported a net income of $81.5 million or $0.64 earnings per basic common share ($0.62 on a diluted basis), as compared to a net income of $40.5 million or $0.31 earnings per basic common share ($0.30 on a diluted basis) (as adjusted) for the same period in 2003, an increase of $41.0 million or 101%. The $40.5 million net income reported for the six months ended June 30, 2003, was affected by a loss of $22.7 million ($17.0 million net of tax) on valuation and disposition of the Company’s investment in CBO’s and CLO’s, as previously reported. Excluding this $22.7 million loss ($17.0 million net of tax) for a more meaningful comparison against the six months ended June 30, 2004 results, net income for the same period in 2003 would have been $57.5 million, which when compared to the net income of $81.5 million for the six months ended June 30, 2004 represents an increase of $23.9 million or 42% over the adjusted comparable period of 2003.

The following table provides a reconciliation of net income as reported to net income excluding the loss regarding the Company’s investment in CBO’s and CLO’s for the periods indicated:

	June 30, 2003
	Three months	Six months
	(In millions)
Net income as reported	$25.7	$40.5
Plus: Loss on CBO’s and CLO’s investment portfolio (net of tax) purchased in 1999 and 2000	5.2	17.0

Non-GAAP net income (excluding special charge)	$30.9	$57.5

The return on assets (ROA) and the return on common stockholders’ equity (ROCE) for the quarter ended June 30, 2004, were 1.30% and 28.01%, respectively, as compared to 1.12% and 22.41% reported for the same period in 2003. For the six months ended June 30, 2004, the ROA and the ROCE were 1.33% and 28.70%, respectively, compared to 0.92% and 17.09%, for the same period in prior year. These ratios for the comparable prior year periods were affected by the loss referred to in the previous paragraph. W Holding achieved this strong ROA notwithstanding the continued increase in total assets attained during the three and six months ended June 30, 2004.

At June 30, 2004, driven by strong increases in W Holding activities, total assets ended at $13.1 billion. Total assets grew $1.6 billion or 13.60%, from $11.5 billion at December 31, 2003. Loans receivable-net, grew by $714.8 million or 15.26% from $4.7 billion at December 31, 2003, as a result of the Company’s continued strategy of growing its loan portfolio through commercial real estate, asset-based and other commercial loans. Our investment portfolio, excluding short-term money market instruments, increased $867.7 million or 15.01%, from $5.8 billion at December 31, 2003, to $6.6 billion at June 30, 2004.

On a year to year basis, total assets grew $3.6 billion or 37.77%, from $9.5 billion at June 30, 2003. Loans receivable-net, grew by $1.1 billion or 26.83%, from $4.3 billion as of June 30, 2003, while the investment portfolio, excluding short-term money market instruments, increased $2.3 billion or 54.18%, from $4.3 billion at June 30, 2003.

Stockholders’ equity increased to $886.4 million as of June 30, 2004, compared to $828.5 million as of December 31, 2003. Such increase resulted primarily from the net income of $81.5 million generated during the six months ended June 30, 2004, partially offset by dividends paid during the period of $11.7 million and $13.5 million on our common and preferred stock, respectively, and a decrease of $112,000 in other comprehensive loss as a result of an improvement in the mark to market position of our portfolio of investment securities available for sale at June 30, 2004, when compared to December 31, 2003. The period-end number of common shares outstanding increased from 106,290,294 as of December 31, 2003, to 106,741,159 as of June 30, 2004, as a result of the conversion of 103,692 shares of the Company’s convertible preferred stock series A, into 236,115 shares of the Company’s common stock, and the issuance of 214,750 common shares from the exercise of stock options.

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Net Interest Income

Net interest income for the second quarter ended June 30, 2004 was $74.6 million, an increase of $18.3 million or 32.50%, from $56.3 million for the same period of last year. Average interest-earning assets for the second quarter of 2004 increased by $3.3 billion, compared to the same quarter in previous year, mainly driven by increases in the average loan portfolio of $1.1 billion, particularly in the commercial real estate and other commercial loan portfolios, and in the average investment portfolio which increased by $2.2 billion, primarily in tax exempt securities, such as U.S. Government and agencies obligations. For the six months ended June 30, 2004, net interest income increased from $105.9 million, to $145.8 million, an increase of $39.9 million or 37.63%, primarily supported by an increase in average interest-earning assets of $3.2 billion or 38.20%. This increase in average interest-earning assets was driven by increases in the average loan portfolio of $1.0 billion, mainly in the commercial real estate and other commercial loan portfolios, and in the average investment portfolio of $2.2 billion, primarily in tax exempt securities, such as U.S. Government and agencies obligations. The average yield in interest-earning assets decreased from 5.04% to 4.68% and from 5.08% to 4.73%, for the second quarter and six months ended June 30, 2004, respectively, when compared to prior year periods. The decrease in the average yield was primarily due to the low interest rate environment compared to the prior year periods affecting our loan repricing, primarily our commercial loan portfolio with floating rates and the reinvestment rates on matured and called securities, and lower rates on purchased securities for most of the periods.

We continue to administer our liability costs effectively, decreasing the overall cost of rates paid from 2.62% to 2.37%, and from 2.72% to 2.37% for the quarter and six months ended June 30, 2004, as compared to the same periods in 2003, while continuing to offer competitive rates, almost offsetting our decrease in the yield of our interest-earning assets. The strong growth in average interest-earning assets between both periods was in part offset by increases in the average interest-bearing liabilities of $3.0 billion for both periods, or 35.75% and 37.91%, for the three and six month periods ended June 30, 2004, respectively. Interest-bearing deposits grew in average by $1.2 billion and $1.1 billion, during the quarter and the six months ended June 30, 2004, while other borrowings in average (mainly federal funds bought and securities sold under agreements to repurchase) rose by $1.8 billion and $1.9 billion for the same periods.

Net Interest Margin

Our net interest margin decreased 9 basis points during the second quarter of 2004 to 2.48% from 2.57% in the second quarter of 2003, however on a tax equivalent basis our net interest margin increased 2 basis points from 2.90% to 2.92% for each period. The 9 basis points decrease before any tax effect, is mainly attributed to the Company’s decrease in the loan portfolio average yield. For the six months ended June 30, 2004, our net interest margin decreased 1 basis point, but on a tax equivalent basis it increased by 14 basis points, when compared to the six months ended June 30, 2003. On a linked quarterly comparison, our net interest margin decreased by 3 basis points from 2.51% in the first quarter of 2004. Our net interest margin on a tax equivalent basis decreased 4 basis points to 2.92% from 2.96%, when compared to the first quarter of 2004 and the fourth quarter of 2003.

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Under a flat interest rate scenario for the next twelve month period, based on our asset and liability composition as of June 30, 2004, we estimate our net interest margin will remain relatively stable within a range of 2.49% to 2.53% during said period. Assuming an instantaneous 100 basis points decrease in the fed funds rate, we estimate our net interest margin will fluctuate within a range of 2.38% to 2.55% during said period. Assuming a 100 basis points increase in the fed funds rate, we estimate our net interest margin will fluctuate within a range of 2.25% to 2.51%. Furthermore, a 200 basis points increase in the fed funds rate will cause our net interest margin to fluctuate between a range of 2.09% to 2.57%. The lower and higher values of such range meaning the lowest and highest net interest margin for any given quarter within the said twelve month period. These ranges are management’s estimates based on instantaneous rate shocks of 100 and 200 basis points and does not consider any asset/liability management strategy it could undertake given such interest rate changes.

Attached as Exhibits IIIa, IIIb and IIIc are supplemental unaudited data schedules providing additional information on the net interest margin including average balances and average rates for both interest-earning assets and interest-bearing liabilities, as well as changes in volumes and rates for the periods presented.

Other Income

Other income increased $6.7 million for the three month period ended June 30, 2004, when compared to the same period in 2003. The primary reason for the increase was that the comparable 2003 quarter included a $7.0 million loss resulting from the liquidation of the Company’s portfolio of CBO’s and CLO’s on June 6, 2003, and included in loss on sales and valuation of loans, securities and other assets, as previously reported. Service charges on deposits accounts and other fees increased by $104,000 or 1.49%. The increase was mainly due to higher activity associated with charges on deposit accounts, other fees generated by our asset-based lending operation, and increases in other areas resulting from the Company’s overall growing volume of business.

For the six months ended June 30, 2004, other income increased $21.9 million, when compared to the same period in 2003. The increase was mainly due to the net loss of $22.7 million recorded during the same period in 2003, relating to our investment in CBO’s and CLO’s. Service charges on deposit accounts and other fees increased by $785,000 or 6.00%, when compared to the six months ended June 30, 2003.

Operating Expenses

Total operating expenses increased $5.5 million or 27.70% for the three-month period ended June 30, 2004, and $9.9 million or 25.46% for the six months ended June 30, 2004, when compared to the corresponding periods in 2003. Salaries and employees’ benefits, which is the largest component of total operating expenses, increased $815,000 or 9.96% for the second quarter of year 2004, and $1.6 million or 9.70% for the six months ended June 30, 2004, as compared to the corresponding periods in 2003. Such increases are attributed to the continued expansion of the Company, including increases in personnel, normal salary increases and related employees’ benefits, principally attributed to our continued expansion in the San Juan Metropolitan area. At June 30, 2004, the Company had 1,170 full-time employees, including its executive officers, an increase of 92 employees or 8.53%, since June 30, 2003.

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Advertising expense increased by $1.6 million or 91.16% for the three months ended June 30, 2004, and $2.9 million or 95.01% for the six months ended June 30, 2004, when compared to the same periods in 2003. This increase is principally due to various radio, newspaper and television campaigns promoting Westernbank’s institutional image and positioning the Company for its strategy in the San Juan Metropolitan area, as well as the 2004 Individual Retirement Accounts (“IRA’s”) promotional campaign.

Operating expenses, other than salaries and employees’ benefits, and advertising discussed above, increased $3.0 million or 31.01% for the second quarter of 2004, and $5.5 million or 28.12% for the six months ended June 30, 2004, resulting primarily from costs associated with the Company’s strong growth and expansion in all of its business areas.

Eventhough such increases in operating expenses, the Company maintained operating expenses at adequate levels, and achieved an efficiency ratio of 30.91% for the second quarter of year 2004, and 30.62% for the six months ended June 30, 2004, well below management’s long term target of 40% to 42%.

Asset Quality

W Holding asset quality continues to be strong, as measured by our reserves to total loans, non-performing loans as a percentage of total loans and net charge-offs to average loans. W Holding is essentially a secured lender having 82% of its loan portfolio as of June 30, 2004 secured by real estate. The delinquency ratio on the commercial loan portfolio for the categories of 60 days and over, decreased 22 basis points to 0.77% (less than 1%), when compared to 0.99% reported for the year ago period. The delinquency ratio on the consumer loan portfolio, including the Expresso of Westernbank loan portfolio, for the categories of 60 days and over increased 9 basis points to 1.31% at June 30, 2004, when compared to 1.22% for the comparable period last year. Our combined delinquency on all portfolios for the categories of 60 days and over continues to be below our benchmark of 1% for both periods, being 0.79% at June 30, 2004 and 0.94% at June 30, 2003.

The provision for possible loan losses amounted to $10.8 million for the quarter ended June 30, 2004, up from $6.6 million for the same period in the previous year, an increase of $4.2 million or 64.03%. The allowance for possible loan losses reached $72.4 million as of June 30, 2004. The increase in the provision for loan losses is attributable to the overall growth in the Company’s loan portfolio, particularly those of its commercial real estate loans portfolio and the loan portfolio of its asset-based lending division, Westernbank Business Credit, and to cover the write-off experience of the loan portfolio of the Expresso of Westernbank division. The commercial real estate loan portfolio grew to $2.8 billion at June 30, 2004, an increase of $516.3 million or 22.83%, when compared to December 31, 2003. On a year to year basis, the commercial real estate loan portfolio grew $820.4 million or 41.91%, from $2.0 billion at June 30, 2003. Westernbank Business Credit loan portfolio grew to $785.9 million at June 30, 2004, an increase of $145.0 million or 22.60%, when compared to December 31, 2003, and an increase of $129.3 million or 19.69%, when compared to June 30, 2003. The Expresso of Westernbank loan portfolio decreased from $155.6 million at December 31, 2003, to $146.5 million at June 30, 2004, a decrease of $8.8 million or 5.66%. On a year to year basis, the Expresso of Westernbank loan portfolio decreased by $2.9 million or 1.94% from $149.7 million at June 30, 2003. The decrease in the Expresso of Westernbank loan portfolio was mainly due to management’s strategy of stabilizing charge-offs as the division portfolio matures and

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average yields continue to increase. The average yields of Westernbank Business Credit and the Expresso of Westernbank loan portfolios were 6.19% and 19.39%, respectively, for the six months ended June 30, 2004.

Non-performing loans stand at $36.0 million or 0.66% (less than 1%) of Westernbank’s loan portfolio at June 30, 2004, unchanged on a percentage basis from the 0.66% reported at December 31, 2003. In absolute amounts, non-performing loans increased by $4.8 million, from $31.2 million as of December 31, 2003. Excluding real estate loans, these ratios were 0.04% and 0.03% at June 30, 2004 and December 31, 2003, respectively. The increase in non-performing loans primarily comes from the Company’s commercial and regular consumer loan portfolios. Non-performing loans on the commercial loan portfolio increased by $2.3 million, when compared to December 31, 2003. This increase is mostly attributed to one commercial loan with a principal balance of $2.4 million, which is collateralized by real estate. At June 30, 2004, this loan had a specific valuation allowance of $1.5 million. At June 30, 2004, the allowance for possible loan losses was 201.09% of total non-performing loans (reserve coverage), slightly up from the 197.17% reported at December 31, 2003. Moreover, of the total allowance of $72.4 million, $9.4 million is for our estimated specific allowance and the remaining $63.0 million is for our general allowance.

Net loans charge-off in the second quarter of 2004 were $5.1 million or 0.39% (annualized) to average loans, compared to $3.0 million or 0.29% to average loans for the same period in 2003, an increase of $2.1 million, but still very low charge-off ratios for both periods. For the six month period ended June 30, 2004, net charge-offs amounted to $9.0 million or 0.35% to average loans, an increase of $4.1 million, when compared to $4.8 million or 0.24% to average loans in 2003. Both increases were primarily due to loans charged-off in the ordinary course of business, mainly in our consumer loan portfolio. The increase in consumer loans charged-off for the quarter and six months ended June 30, 2004, was principally due to loans charged-off by the Expresso of Westernbank division, which amounted to $3.4 million and $6.7 million, respectively, for the three and six month periods ended June 30, 2004. The delinquency ratio of the Expresso of Westernbank division portfolio at June 30, 2004, was 2.38% for the categories of 60 days and over. This ratio is slightly above management’s estimate and accordingly, management is further emphasizing an increase in the overall yield charged on such loans, continuously revising its underwriting policies as well as increasing the level of collateralized loans, to compensate for such higher delinquency. The loan portfolio of Expresso of Westernbank collateralized by real estate at June 30, 2004, accounts for 11.89% of the outstanding balance, attaining our goal of having at least 10% of the Expresso loan portfolio collateralized by real estate.

Total Loans, Investments and Deposits

Loans receivable-net, grew $714.8 million or 15.26% to $5.4 billion at June 30, 2004, compared to $4.7 billion at December 31, 2003, and $1.1 billion or 26.83% compared to $4.3 billion at June 30, 2003. These increases reflect the Company’s emphasis on continued growth in its loan portfolio through commercial real estate, asset-based, consumer and construction lending. As a result, the portfolio of real estate loans secured by first mortgages, increased from $3.0 billion as of June 30, 2003, to $3.4 billion as of December 31, 2003, and to $3.9 billion as of June 30, 2004, up by $944.7 million or 31.49% on a year to year basis and $586.6 million or 17.47%, when compared to December 31, 2003. Commercial real estate loans secured by first mortgages increased from $2.0 billion as of June 30, 2003, to $2.3 billion as of December 31,

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2003, and to $2.8 billion as of June 30, 2004, an increase of $820.4 million or 41.91% on a year to year basis and $516.3 million or 22.83%, when compared to December 31, 2003. Other loans portfolio, including commercial loans not collateralized by real estate, consumer loans (including the Expresso of Westernbank loans portfolio), loans on deposits and credit cards, increased from $1.3 billion as of June 30, 2003, to $1.4 billion as of December 31, 2003, and further increased to $1.5 billion as of June 30, 2004, up by $214.5 million or 16.36% on a year to year basis and $139.0 million or 10.02%, when compared to December 31, 2003. The unsecured portion of the Expresso of Westernbank loan portfolio increased slightly from $128.9 million at December 31, 2003, to $129.1 million at June 30, 2004, as management has sought to stabilize charge offs as the portfolio matures and average yields continue to increase. Attached as Exhibit IV is a supplemental unaudited data schedule providing additional information on W Holding loan portfolio.

W Holding investment portfolio, excluding short-term money market instruments, stands at $6.6 billion at June 30, 2004, growing $867.7 million or 15.01% in comparison to December 31, 2003. Such growth is focused on tax-exempt securities guaranteed by the United States Government and agencies, accounting for 80.20% of our investment portfolio as of June 30, 2004. The investment portfolio at June 30, 2004, had an average contractual maturity of 65 months. The Company’s interest rate risk model, takes into consideration the callable feature of certain investment securities. Taking into consideration the callable features of these securities, the investment portfolio as of June 30, 2004, had a remaining average maturity of 14 months. However, no assurance can be given that such levels will be maintained in future periods.

As of June 30, 2004, total deposits reached $6.1 billion, from $5.4 billion at December 31, 2003, representing an increase of $690.7 million or 12.83%, while federal funds bought and securities sold under agreements to repurchase increased to $5.8 billion, from $5.0 billion at December 31, 2003, an increase of $797.3 million or 15.80%, mainly to fund W Holding strong loans-net growth of 15.26% and investments growth of 15.01%.

This press release may contain some information that constitutes “forward-looking statements.” Such information can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements with respect to future financial conditions, results of operations and businesses of the Company are always subject to various risk and market factors out of management’s control which could cause future results to differ materially from current management expectations or estimates and as such should be understood. Such factors include particularly, but are not limited, to the possibility of prolonged adverse economic conditions or that an adverse interest rate environment could develop.

WESTERNBANK PUERTO RICO, a wholly-owned subsidiary of W HOLDING COMPANY, INC., is the second largest commercial bank in Puerto Rico, based on total assets, operating throughout 51 full fledged branches, including 33 in the Southwestern region of Puerto Rico, 7 in the Northeastern region, and 11 at the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC. also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

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Messrs. Frank C. Stipes, Freddy Maldonado and Ricardo Hernández, Chief Executive Officer, Chief Financial Officer and the Company’s Comptroller, respectively, are available to answer appropriate questions regarding this press release. You may contact any of the above officers at (787) 834-8000; or via internet at westernbank@wbpr.com or URL:http://www.w-holding.com

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EXHIBIT I

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2004	June 30, 2003		June 30, 2004	June 30, 2003
	(Dollars in thousands, except share data)
Income Statement Data
Interest income:
Loans, including loan fees	$76,792	$68,235		$150,065	$131,654
Investment securities	50,963	29,140		98,383	57,720
Mortgage and asset-backed securities	9,257	8,898		19,498	17,648
Money market instruments	4,004	4,234		7,477	6,833

Total interest income	141,016	110,507		275,423	213,855

Interest expense:
Deposits (1)	33,965	28,998		65,424	58,045
Federal funds bought and securities sold under agreements to repurchase	31,030	23,611		61,376	46,745
Advances from FHLB	1,457	1,480		2,854	3,009
Other borrowings	—	142		—	142

Total interest expense	66,452	54,231		129,654	107,941

Net interest income	74,564	56,276		145,769	105,914
Provision for loan losses	10,821	6,597		19,762	12,825

Net interest income after provision for loan losses	63,743	49,679		126,007	93,089

Other income (loss):
Service charges on deposit accounts and other fees	7,099	6,995		13,876	13,091
Unrealized loss on derivative instruments (1)	(236)	(149)		(236)	(100)
Net gain (loss) on sales and valuation of loans, securities, and other assets	142	(6,560)		273	(21,004)

Total other income (loss), net	7,005	286		13,913	(8,013)

Total net interest income and other income	70,748	49,965		139,920	85,076

Operating expenses:
Salaries and employees’ benefits	9,001	8,186		18,145	16,541
Equipment	2,505	2,280		4,802	4,396
Deposit insurance premium and supervisory examination	687	538		1,359	1,066
Occupancy	1,685	1,722		3,346	3,267
Advertising	3,398	1,778		5,864	3,007
Printing, postage, stationery, and supplies	874	771		1,674	1,703
Telephone	598	567		1,187	1,138
Municipal taxes	899	1,001		1,797	1,799
Other	5,594	2,923		10,713	6,049

Total operating expenses	25,241	19,766		48,887	38,966

Income before provision for income taxes	45,507	30,199		91,033	46,110

Provision for income taxes:
Current	6,683	7,370		13,553	13,694
Deferred	(2,199)	(2,825)		(4,036)	(8,117)

Total provision for income taxes	4,484	4,545		9,517	5,577

Net income	$41,023	$25,654		$81,516	$40,533

Net income attributable to common stockholders	$34,280	$21,119		$67,999	$31,933

Basic earnings per common share	$0.32	$0.20	(2)	$0.64	$0.31	(2)

Diluted earnings per common share	$0.31	$0.19	(2)	$0.62	$0.30	(2)

Cash dividends declared per common share (3)	$0.06	$0.05	(2)	$0.11	$0.08	(2)

Period end number of common shares outstanding	106,741,159	105,030,178	(2)	106,741,159	105,030,178	(2)

Weighted average number of common shares outstanding	106,739,629	104,835,883	(2)	106,616,396	104,705,215	(2)

Weighted average number of common shares outstanding on a diluted basis	111,643,933	109,178,949	(2)	111,606,370	106,713,011	(2)

Cash dividends declared on common shares	$5,872	$4,632		$11,736	$8,961

Preferred stock dividends	$6,743	$4,535		$13,517	$8,600

(1)	Certain reclassifications have been made to the prior year periods to conform with the current year presentation.

(2)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend and a 2% stock dividend on our common stock declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003.

(3)	Cash dividend amounts in the table are rounded.

EXHIBIT II

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

Balance Sheet Data	June 30, 2004	December 31, 2003	June 30, 2003
	(In thousands)
At Period End
Cash and due from banks	$77,688	$92,811	$77,702
Fed funds sold and securities purchased under agreements to resell	587,525	649,852	524,004
Due from brokers	—	—	65,452
Interest-bearing deposits in banks	71,220	37,767	19,271
Trading securities, at fair value	2,582	—	—
Investment securities available for sale, at fair value	122,949	55,080	101,197
Investment securities held to maturity, at amortized cost	6,520,932	5,723,710	4,209,577
FHLB stock, at cost	41,250	39,750	38,450
Mortgage loans held for sale, at lower of cost or fair value	656	2,555	4,515
Loans — net	5,397,872	4,683,118	4,256,007
Accrued interest receivable	84,247	75,567	46,065
Premises and equipment, net	107,084	103,370	96,478
Deferred income taxes, net	28,961	24,910	24,428
Other assets	43,462	30,950	35,790

Total Assets	$13,086,428	$11,519,440	$9,498,936

Deposits	$6,076,192	$5,385,476	$4,877,152
Federal funds bought and securities sold under agreements to repurchase	5,843,318	5,046,045	3,694,876
Advances from FHLB	176,000	146,000	120,000
Mortgage note	37,053	37,234	37,420
Other liabilities	67,485	76,176	58,918

Total Liabilities	12,200,048	10,690,931	8,788,366
Stockholders’ equity	886,380	828,509	710,570

Total Liabilities and Stockholders’ Equity	$13,086,428	$11,519,440	$9,498,936

	Quarterly Averages (1)		Year to Date Averages (1)
Average Balances	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(In thousands)
Cash and due from banks	$82,033	$77,428	$85,249	$76,891
Fed funds sold and securities purchased under agreements to resell	693,423	445,866	618,689	491,576
Due from brokers	—	32,726	—	32,726
Interest-bearing deposits in banks	57,675	21,027	54,493	18,365
Trading securities, at fair value	1,291	—	1,291	—
Investment securities available for sale, at fair value	82,776	99,569	89,015	131,042
Investment securities held to maturity, at amortized cost	6,229,047	4,134,251	6,122,321	3,855,317
FHLB stock	40,250	39,129	40,500	40,886
Mortgage loans held for sale, at lower of cost or fair value	2,031	4,469	1,605	5,981
Loans — net	5,175,862	4,114,206	5,040,495	4,005,182
Accrued interest receivable	77,552	45,823	79,907	46,359
Premises and equipment, net	106,086	96,036	105,227	96,343
Deferred income taxes, net	27,851	23,035	26,935	20,377
Other assets	40,307	39,029	37,207	30,962

Total Assets	$12,616,184	$9,172,594	$12,302,934	$8,852,007

Deposits	$5,896,393	$4,706,622	$5,730,834	$4,587,948
Federal funds bought and securities sold under agreements to repurchase	5,582,233	3,597,404	5,444,682	3,396,108
Advances from FHLB	156,000	120,000	161,000	120,000
Mortgage note	37,098	37,572	37,143	37,621
Other liabilities	72,141	60,239	71,831	62,671

Total Liabilities	11,743,865	8,521,837	11,445,490	8,204,348
Stockholders’ equity	872,319	650,757	857,444	647,659

Total Liabilities and Stockholders’ Equity	$12,616,184	$9,172,594	$12,302,934	$8,852,007

(1)	Average balances have been computed using beginning and period-end balances.

EXHIBIT III a

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
THREE MONTHS ENDED JUNE 30,
(UNAUDITED)

	2004			2003
		Average	Average		Average	Average
	Interest	balance (1)	Yield/Rate	Interest	balance (1)	Yield/Rate
	(Dollars in thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$76,792	$5,149,645	5.98%	$68,235	$4,097,298	6.68%
Investment securities (3)	50,963	5,242,803	3.90%	29,140	3,279,582	3.56%
Mortgage and asset- backed securities (4)	9,257	977,443	3.80%	8,898	831,004	4.29%
Money market instruments	4,004	708,600	2.27%	4,234	586,941	2.89%

Total	141,016	12,078,491	4.68%	110,507	8,794,825	5.04%

Interest-bearing liabilities:
Deposits (5)	33,965	5,788,590	2.35%	28,998	4,632,866	2.51%
Federal funds bought and securities sold under agreements to repurchase	31,030	5,340,546	2.33%	23,611	3,506,936	2.70%
Advances from FHLB	1,457	127,008	4.60%	1,480	120,000	4.95%
Other borrowings	—	—	—	142	32,222	1.77%

Total	66,452	11,256,144	2.37%	54,231	8,292,024	2.62%

Net interest income	$74,564			$56,276

Interest rate spread			2.31%			2.42%

Net interest-earning assets		$822,347			$502,801

Net yield on interest-earning assets (6)			2.48%			2.57%

Interest-earning assets to interest-bearing liabilities ratio		107.31%			106.06%

Tax equivalent spread:
Interest-earning assets	$141,016	$12,078,491	4.68%	$110,507	$8,794,825	5.04%
Tax equivalent adjustment	13,264	—	0.44%	7,233	—	0.33%

Interest-earning assets - tax equivalent	154,280	12,078,491	5.12%	117,740	8,794,825	5.37%
Interest-bearing liabilities	66,452	11,256,144	2.37%	54,231	8,292,024	2.62%

Net interest income	$87,828			$63,509

Interest rate spread			2.75%			2.75%

Net yield on interest - earning assets (6)			2.92%			2.90%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Average loans exclude non-performing loans. Loan fees amounted to $2.7 million and $2.2 million for the three-months ended June 30, 2004 and 2003, respectively.

(3)	Includes trading securities and investments available for sale.

(4)	Includes mortgage-backed securities available for sale and trading securities.

(5)	Certain reclassifications have been made to the 2003 figure to conform with the current year presentation.

(6)	Annualized net interest income divided by average interest-earning assets.

EXHIBIT III b

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
SIX MONTHS ENDED JUNE 30,
(UNAUDITED)

	2004			2003
		Average	Average		Average	Average
	Interest	balance (1)	Yield/Rate	Interest	balance (1)	Yield/Rate
	(Dollars in thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$150,065	$5,037,191	6.01%	$131,654	$4,015,724	6.61%
Investment securities (3)	98,383	5,016,121	3.96%	57,720	3,111,059	3.74%
Mortgage and asset-backed securities (4)	19,498	993,799	3.96%	17,648	811,425	4.39%
Money market instruments	7,477	682,813	2.21%	6,833	549,353	2.51%

Total	275,423	11,729,924	4.73%	213,855	8,487,561	5.08%

Interest-bearing liabilities:
Deposits (5)	65,424	5,651,528	2.33%	58,045	4,518,763	2.59%
Federal funds bought and securities sold under agreements to repurchase	61,376	5,251,970	2.36%	46,745	3,340,202	2.82%
Advances from FHLB	2,854	122,884	4.68%	3,009	120,000	5.06%
Other borrowings	—	—	—	142	16,297	1.76%

Total	129,654	11,026,382	2.37%	107,941	7,995,262	2.72%

Net interest income	$145,769			$105,914

Interest rate spread			2.36%			2.36%

Net interest-earning assets		$703,542			$492,299

Net yield on interest-earning assets (6)			2.51%			2.52%

Interest-earning assets to interest-bearing liabilities ratio		106.38%			106.16%

Tax equivalent spread:
Interest-earning assets	$275,423	$11,729,924	4.73%	$213,855	$8,487,561	5.08%
Tax equivalent adjustment	25,986	—	0.45%	12,406	—	0.29%

Interest-earning assets - tax equivalent	301,409	11,729,924	5.18%	226,261	8,487,561	5.38%
Interest-bearing liabilities	129,654	11,026,382	2.37%	107,941	7,995,262	2.72%

Net interest income	$171,755			$118,320

Interest rate spread			2.81%			2.66%

Net yield on interest - earning assets (6)			2.95%			2.81%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Average loans exclude non-performing loans. Loan fees amounted to $5.2 million and $3.7 million for the six-months ended June 30, 2004 and 2003, respectively.

(3)	Includes trading securities and investments available for sale.

(4)	Includes mortgage-backed securities available for sale and trading securities.

(5)	Certain reclassifications have been made to 2003 figure to conform with the current year presentation.

(6)	Annualized net interest income divided by average interest-earning assets.

EXHIBIT III c

W HOLDING COMPANY, INC.
CHANGES IN YIELDS EARNED AND RATES PAID
(UNAUDITED)

	Three months ended June 30,			Six months ended June 30,
	2004 vs. 2003			2004 vs. 2003
	Volume	Rate	Total	Volume	Rate	Total
	(In thousands)
Interest income:
Loans	$14,434	$(5,877)	$8,557	$28,719	$(10,308)	$18,411
Investment securities (1)	18,861	2,962	21,823	37,192	3,471	40,663
Mortgage and asset-backed securities (2)	1,041	(682)	359	3,279	(1,429)	1,850
Money market instruments	785	(1,015)	(230)	1,527	(883)	644

Total increase (decrease) in interest income	35,121	(4,612)	30,509	70,717	(9,149)	61,568

Interest expense:
Deposits (3)	6,630	(1,663)	4,967	12,179	(4,800)	7,379
Federal funds bought and securities sold under agreements to repurchase	10,053	(2,634)	7,419	20,555	(5,924)	14,631
Advances from FHLB	117	(140)	(23)	75	(230)	(155)
Other borrowings	(142)	—	(142)	(142)	—	(142)

Total increase (decrease) in interest expense	16,658	(4,437)	12,221	32,667	(10,954)	21,713

Increase (decrease) in net interest income	$18,463	$(175)	$18,288	$38,050	$1,805	$39,855

(1)	Includes trading securities and investments available for sale.

(2)	Includes mortgage-backed securities available for sale and trading securities.

(3)	Certain reclassifications have been made to the prior year periods to conform with the current year presentation.

EXHIBIT IV

W HOLDING COMPANY, INC.
LOANS RECEIVABLE-NET
(UNAUDITED)

	June 30,	December 31,	June 30,
	2004	2003	2003
	(In thousands)
REAL ESTATE LOANS SECURED BY FIRST MORTGAGES:
Commercial real estate	$2,786,783	$2,269,380	$1,966,523
Conventional:
One-to-four family residences	923,253	873,345	821,262
Other properties	1,992	2,233	2,520
Construction and land acquisition	234,221	207,593	203,866
Insured or guaranteed — Federal Housing Administration, Veterans Administration, and others	12,816	19,117	18,954

Total	3,959,065	3,371,668	3,013,125

Plus (less):
Undisbursed portion of loans in process	(4,437)	(4,993)	(4,139)
Premium on loans purchased — net	849	1,016	1,257
Deferred loan fees — net	(10,848)	(9,615)	(10,295)

Total	(14,436)	(13,592)	(13,177)

Real estate loans — net	3,944,629	3,358,076	2,999,948

OTHER LOANS:
Commercial loans	674,784	526,105	505,667
Loans on deposits	30,005	30,805	31,058
Credit cards	53,900	54,832	56,436
Consumer loans	771,367	777,573	719,185
Plus (less):
Premium on loans purchased — net	1,809	2,281	2,753
Deferred loan fees — net	(6,215)	(4,946)	(3,950)

Other loans — net	1,525,650	1,386,650	1,311,149

TOTAL LOANS	5,470,279	4,744,726	4,311,097
ALLOWANCE FOR LOAN LOSSES	(72,407)	(61,608)	(55,090)

LOANS — NET	$5,397,872	$4,683,118	$4,256,007

EXHIBIT V

W HOLDING COMPANY, INC.
NON-PERFORMING LOANS AND FORECLOSED
REAL ESTATE HELD FOR SALE
(UNAUDITED)

		December 31,
	June 30, 2004	2003	June 30, 2003
	(Dollars in thousands)
Residential real estate mortgage and construction loans	$2,078	$2,259	$2,847
Commercial, industrial and agricultural loans	26,471	24,142	23,516
Consumer loans	7,459	4,845	5,821

Total non-performing loans	36,008	31,246	32,184
Foreclosed real estate held for sale	3,976	4,082	4,554

Total non-performing loans and foreclosed real estate held for sale	$39,984	$35,328	$36,738

Interest that would have been recorded if the loans had not been classified as non-performing	$2,662	$2,500	$1,879

Interest recorded on non-performing loans	$41	$583	$228

Total non-performing loans as a percentage of loans receivable (1)	0.66%	0.66%	0.75%

Total non-performing loans and foreclosed real estate held for sale as a percentage of total assets (2)	0.31%	0.31%	0.39%

(1)	Computed using end of period loans.

(2)	Computed using end of period assets.

EXHIBIT VI

W HOLDING COMPANY, INC.
CHANGE IN ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

			December 31,
	June 30, 2004		2003	June 30, 2003
	(Dollars in thousands)
Balance, beginning of year	$61,608		$47,114	$47,114

Loans charged-off:
Consumer loans (1)	8,769		12,203	4,668
Commercial, industrial and agricultural loans	1,744		2,479	1,672
Real estate-mortgage and construction loans	169		184	63

Total loans charged-off	10,682		14,866	6,403

Recoveries of loans previously charged-off:
Consumer loans	1,016		799	365
Commercial, industrial and agricultural loans	635		1,141	965
Real estate-mortgage and construction loans	68		372	224

Total recoveries of loans previously charged-off	1,719		2,312	1,554

Net loans charged-off	8,963		12,554	4,849
Provision for loan losses	19,762		27,048	12,825

Balance, end of period	$72,407		$61,608	$55,090

Ratios:
Allowance for loan losses to total end of period loans	1.32%		1.30%	1.28%
Provision for loan losses to net loans charged-off	220.48%		215.45%	264.38%
Recoveries of loans to loans charged-off in previous period	23.13	%(2)	29.03%	19.50	%(2)
Net loans charged-off to average loans (3)	0.35	%(2)	0.29%	0.24	%(2)
Allowance for loan losses to non-performing loans	201.09%		197.17%	171.17%

(1)	Includes $6.7 million and $2.8 million of Expresso of Westernbank loans charged-offs for the six-month periods ended June 30, 2004 and 2003, respectively, and $7.9 million for the year ended December 31, 2003.

(2)	Net loans charged-off ratios are annualized for comparison purposes.

(3)	Average loans were computed using beginning and period-end balances.

EXHIBIT VII

W HOLDING COMPANY, INC.
SELECTED FINANCIAL RATIOS
(UNAUDITED)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2004	2003	2004	2003	2003
		(Dollars in thousands, except share data)
Per share data:
Dividend payout ratio	17.13%	21.93%	17.26%	28.06%	19.97%
Book value per common share	$4.72	$3.68 (2)	$4.72	$3.68 (2)	$4.17
Preferred stock outstanding at end of period	15,292,053	12,973,405	15,292,053	12,973,405	15,395,745
Preferred stock equity at end of period	$382,301	$324,335	$382,301	$324,335	$384,894
Performance ratios:
Return on average assets (1)	1.30%	1.12%	1.33%	0.92%	1.15%
Return on average common stockholders’ equity (1)	28.01%	22.41%	28.70%	17.09%	22.79%
Efficiency ratio	30.91%	31.24%	30.62%	32.99%	31.75%
Operating expenses to end-of-period assets	0.77%	0.83%	0.75%	0.82%	0.74%
Capital ratios:
Total capital to risk-weighted assets	13.72%	14.74%	13.72%	14.74%	14.87%
Tier I capital to risk-weighted assets	12.81%	13.82%	12.81%	13.82%	13.98%
Tier I capital to average assets	7.16%	7.71%	7.16%	7.71%	7.22%
Equity-to-assets ratio	6.77%	7.48%	6.77%	7.48%	7.19%
Other selected data:
Total trust assets managed	$386,940	$308,228	$386,940	$308,228	$326,527
Branch offices	51	51	51	51	51
Number of employees	1,170	1,078	1,170	1,078	1,092

(1)	The return on average assets is computed by dividing net income by average total assets for the period. The return on average common stockholders’ equity is computed by dividing net income less preferred stock dividends by average common stockholders’ equity. Average balance have been computed using beginning and period-end balances.

(2)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend and a 2% stock dividend on our common stock declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003.